UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section
14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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The Great Atlantic & Pacific Tea Company, Inc.
(Name of Registrant as Specified In Its Charter)

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The Great Atlantic & Pacific Tea Company, Inc.

2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held July 16, 2003

To the Stockholders of
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) will be held at The Valhalla Inn, 1 Valhalla Inn Road, Thunder Bay, Ontario, Canada, on July 16, 2003, at 9:00 A.M. (E.D.T.). At the meeting, stockholders will act on the following matters:

1.	Election of nine (9) directors, each for a term of one (1) year;

2.	Consideration of two (2) stockholder proposals; and

3.	Any other matters that properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed May 22, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

Whether or not you plan to attend the meeting, please either complete and sign the accompanying proxy and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use the internet or phone voting options detailed on the proxy card.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended February 22, 2003, accompanies this proxy statement.

By Order of the Board of Directors

WILLIAM P. COSTANTINI
Senior Vice President, General Counsel
& Secretary
Dated: May 22, 2003

You are cordially invited to attend the meeting. Whether or not you plan to do so, your vote is important.  Please promptly submit your proxy by mail, telephone or internet.

The Great Atlantic & Pacific Tea Company, Inc.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on July 16, 2003 (the “Annual Meeting”). It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with The New York Stock Exchange schedule of charges. This proxy statement is first being mailed to stockholders on or about May 27, 2003.

TREATMENT AND REVOCATION OF PROXIES

A stockholder may revoke a proxy at any time prior to its exercise at the Annual Meeting by giving notice in writing to the Secretary of the Company by July 9, 2003, by executing a later-dated proxy or by casting a ballot at the Annual Meeting in person. All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, in accordance with such specification. If no choice is specified, a proxy will be voted FOR the election of the nine (9) nominees named under “Election of Directors” and AGAINST the two (2) stockholder proposals. There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Annual Meeting. The Company will treat proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders as present at the Annual Meeting for purposes of determining a quorum but will not count such proxies as votes cast on such matters.

VOTING SECURITIES

Only stockholders of record at the close of business on May 22, 2003, will be entitled to vote at the Annual Meeting. As of May 22, 2003, there were outstanding 38,515,806 shares of the Company’s $1 par value common stock (the “Common Stock”), each of which is entitled to one vote.

ITEM 1—ELECTION OF DIRECTORS

Nine (9) directors will be elected to the Board of Directors of the Company at the Annual Meeting. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom was elected as a member of the Board of Directors at the Company’s annual meeting for the fiscal year ended February 23, 2002 (“Fiscal 2001”).  Each of the nominees listed below has consented to nomination and to serve for a one-year term. If elected, each nominee will serve until the Annual Meeting in 2004 and until their successors are duly elected and qualified. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

The Board of Directors recommends a vote FOR the following nominees: John D. Barline, Rosemarie Baumeister, Bobbie Andrea Gaunt, Christian W. E. Haub, Helga Haub, Dan Plato Kourkoumelis, Edward Lewis, Richard L. Nolan and Maureen B. Tart-Bezer.

John D. Barline

Mr. Barline, age 56, has been a member of the Board of Directors since July 9, 1996. He is a member of the Compensation and Executive Committees.

Mr. Barline, an attorney in private practice since 1973, is currently Of Counsel at the law firm of Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Helga and Christian W. E. Haub.

Mr. Barline is a member of the Board of Directors and corporate secretary of Sun Mountain Resorts, Inc. and a director of Wissoll Trading Company, Inc. and Sun Mountain Lodge, Inc., each a small closely held corporation owned primarily by the Haub family. He is also a director of the Franciscan Foundation and the Le May Automobile Museum, and a director and chair of the compensation committee of Precision Machine Works, Inc.

Rosemarie Baumeister

Mrs. Baumeister, age 69, has been a member of the Board of Directors since 1979. She is a member of the Compensation Committee.

Mrs. Baumeister is currently Senior Vice President of Tengelmann Warenhandelsgesellschaft KG, a partnership organized under the laws of the Federal Republic of Germany (“Tengelmann”). Prior to assuming her present position, she served in various executive capacities with Tengelmann. Mrs. Baumeister is a member of the Advisory Board of Deutsche Bank.

Bobbie Andrea Gaunt

Mrs. Gaunt, age 56, has been a member of the Board of Directors since May 15, 2001. She is Chair of the Compensation Committee and a member of the Governance and Audit Committees.

Mrs. Gaunt was elected as an officer, and as Vice President, of the Ford Motor Company in June, 1999, and served as President and Chief Executive Officer of the Ford Motor Company of Canada, Ltd., from 1997 until her retirement from the company in December of 2000. Mrs. Gaunt began her automotive career with Ford in 1972 and over 28 years served in various managerial positions in the areas of sales, marketing, research and building customer relationships.

Mrs. Gaunt is a member of the Board of Advisors of the Katz Business School, University of Pittsburgh, serves as a mentor to fellows of the International Women’s Forum in Washington, D.C., is a member and chair of the Board of the Lakeshore Center for the Arts, Saugatuck, Michigan and serves on the Board of Directors and on the audit and the nomination/compensation committee of ADVO.

Christian W. E. Haub

Mr. Haub, age 38, has been a member of the Board of Directors since December 3, 1991. He currently serves as Chairman of the Board, President & Chief Executive Officer of the Company, Chair of the Executive Committee and a member of the Finance Committee.

Mr. Haub served as Chief Operating Officer of the Company from December 7, 1993, becoming Co-Chief Executive Officer on April 2, 1997, sole CEO on May 1, 1998 and Chairman of the Board on May 1, 2001. In addition, with the exception of the period between February, 2002 through October, 2002, Mr. Haub has served as President of the Company since December 7, 1993.

Mr. Haub, son of Helga Haub, is a partner and Co-Chief Executive Officer of Tengelmann. Mr. Haub is on the Board of Directors of the Food Marketing Institute and on the Board of Trustees of St. Joseph’s University.

Helga Haub

Mrs. Haub, age 68, has been a member of the Board of Directors since 1979. She is a member of the Executive and Finance Committees.

Mrs. Haub is a member of the Supervisory Board of Kaiser’s Tengelmann AG, an affiliate of Tengelmann, a consultant to Tengelmann and has an interest in Tenga Capital Corporation. She is also a director of The George C. Marshall Home Preservation Fund, Inc. and the Elizabeth Haub Unterstützungskasse e.V., a member of the Board of Governors of World USO, president of the Board of Trustees of the Elizabeth Haub Foundation for Environmental Policy and Law and a member of the Supervisory Board of GfK Gesellschaft für Konsumforschung, Germany.

Mrs. Haub is the mother of Christian W. E. Haub.

Dan Plato Kourkoumelis

Mr. Kourkoumelis, age 52, has been a member of the Board of Directors since March 21, 2000. Mr. Kourkoumelis is Chair of the Governance Committee and a member of the Audit and Executive Committees.

Mr. Kourkoumelis was President and Chief Operating Officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter President and Chief Executive Officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International, a director and past president of the Western Association of Food Chains and a director of Briazz, Inc. Mr. Kourkoumelis is a member of the compensation and audit committees of both Expeditors International and Briazz, Inc.

Edward Lewis

Mr. Lewis, age 63, has been a member of the Board of Directors since May 16, 2000. Mr. Lewis is Chair of the Finance Committee and a member of the Executive and Governance Committees.

Mr. Lewis is Chairman and Chief Executive Officer of Essence Communications Partners. He is cofounder and publisher of ESSENCE magazine. He is also a member of the Leadership Council of the Tanenbaum Center for Interreligious Understanding, the Harvard Business School Board of Directors of the Associates, the Economic Club of New York and a committee member of the Minority Business Round Table of the Joint Center for Political and Economic Studies, the New York City Partnership, the Central Park Conservancy, Girls, Inc., NYC2012 and the Board of Jazz at Lincoln Center for the Performing Arts. He also served as Chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

Richard L. Nolan

Mr. Nolan, age 63, has been a member of the Board of Directors since October 5, 1999. He is Chair of the Audit Committee and a member of the Executive and Governance Committees.

Mr. Nolan, the William Barclay Harding Professor of Management of Technology at the Harvard Business School since 1991, is the originator of the “Stages Theory,” one of the most widely used management frameworks for information technology baselining and planning. He is also a member of the Board of Directors of Novell and ArcStream. Mr. Nolan is a member of the audit and compensation committees of Novell, and chairman of the governance committee.

Maureen B. Tart-Bezer

Ms. Tart-Bezer, age 47, has been a member of the Board of Directors since May 15, 2001. She is a member of the Audit and Finance Committees.

Ms. Tart-Bezer is a Senior Financial Advisor to Wireless MVNO (mobile virtual network operator) Ventures in the United States. Prior to her current position, Ms. Tart-Bezer was Executive Vice President and General Manager of the American Express Company, U.S. Consumer Charge Group through December, 2001. From 1977 to 2000, Ms. Tart-Bezer was with AT&T Corporation, serving as a senior financial officer of the company, including positions as Senior Vice President and Corporate Controller and Senior Vice President and Chief Financial Officer for the Consumer Services Group.

Ms. Tart-Bezer has served as a trustee of the AT&T Foundation and as a director of AT&T Capital Corp. and Lucent Technologies. She is a prior director of MaMamedia.com and trustee to St. Peter’s College in Jersey City, New Jersey.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of More Than 5% of the Company’s Common Stock

Except as set forth below, as of May 16, 2003, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Total Beneficial Ownership	Sole Voting/Investment Power		Shared Voting/Investment Power	% of Class

Christian W. E. Haub (1)	22,198,000	488,000	(2)	21,710,000	57.63%
2 Paragon Drive
Montvale, NJ 07645
Erivan Karl Haub (1)	21,820,100	110,100		21,710,000	56.65%
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
Karl-Erivan Warder Haub (1)	21,710,000	0		21,710,000	56.37%
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
Tengelmann Warenhandelsgesellschaft KG (1)	21,710,000	0		21,710,000	56.37%
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
Tengelmann Verwaltungs- und Beteiligungs	21,710,000	0		21,710,000	56.37%
GmbH (1)
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
Dimensional Fund Advisors Inc. (3)	2,317,400	2,317,400		0	6.02%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
T. Rowe Price Associates, Inc. (4)	1,977,000	423,000/1,977,000		0	5.10%
100 E. Pratt Street
Baltimore, MD 21202
Barclays Global Investors, NA and affiliates (5)	1,970,966	1,970,966		0	5.12%
45 Fremont Street
San Francisco, CA 94105

(1)
The Company obtained the information regarding Tengelmann, Tengelmann Verwaltungs- und Beteiligungs GmbH (“TVB”), Erivan Karl Haub (“Erivan”), Karl-Erivan Warder Haub (“Karl”) and Christian W. E. Haub (“Christian”) from such persons and from a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2002.  Tengelmann is engaged in general retail marketing and controls, among others, Kaiser’s Tengelmann AG, a supermarket retailer in Germany, as well as Wilh. Schmitz-Scholl (“Wissoll”), a candy manufacturer in Germany. The general partners of Tengelmann are Erivan, TVB and two of Erivan’s sons, Karl and Christian. The sole limited partner of Tengelmann is Georg Rudolf Otto Haub (“Georg”), Erivan’s other son, who is also a Consultant for Store Planning and Construction for Tengelmann. Erivan owns six percent (6%) of the partnership interests of Tengelmann; The rest is divided equally among Karl, Christian and Georg.  TVB, the sole managing partner of Tengelmann, has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only shareholders are Erivan and his three sons, is not an operating company. Karl and Christian are the only Managing Directors of TVB.

(2)	Includes options to purchase 482,500 shares of Common Stock, 302,500 of which are exercisable within sixty (60) days.

(3)
The Company derived the information regarding Dimensional Fund Advisors Inc., a Delaware corporation (“Dimensional”), from a Schedule 13G filed with the SEC on February 10, 2003. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)
The Company obtained the information regarding T. Rowe Price Associates, Inc., a Maryland corporation (“Price Associates”), from Price Associates itself and from a Schedule 13G filed with the SEC on January 31, 2003. These securities are owned by various individual and institutional investors, for which Price Associates serves as an investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
The Company obtained the information regarding Barclays Global Investors, N.A. and certain of its affiliates from a Schedule 13G filed with the SEC on February 12, 2003.  Barclays Global Investors, N.A., and Barclays Global Fund Advisors, report sole voting and investment power over 1,510,155 shares and 460,811, respectively.

Security Ownership of Directors and Management

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 16, 2003, by each director and nominee, the chief executive officer of the Company (the “CEO”), the four (4) most highly compensated officers of the Company other than the CEO who were serving as executive officers of the Company at the end of the fiscal year ended February 22, 2003 (“Fiscal 2002”) and one (1) additional individual for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of Fiscal 2002 (collectively, with the CEO, the “Named Executive Officers”) and by all directors and the Named Executive Officers as a group:

	Shares Beneficially Owned	Stock Option Shares(1)	Deferred Plan (2)	Total	% of Class

John D. Barline (3)	3,700	4,100	8,563	16,363	*
Rosemarie Baumeister (3)	2,800	4,700	—	7,500	*
William P. Costantini	3,700	125,000	—	128,700	*
Elizabeth Culligan (4)	10,000	27,500	—	37,500	*
Christian W. E. Haub (3)	21,715,500	482,500	—	22,198,000	57.6
Helga Haub (3)	2,800	4,700	—	7,500	*
Bobbie Andrea Gaunt	1,000	3,000	3,630	7,630	*
Mitchell P. Goldstein	300	152,500	—	152,800	*
Dan Kourkoumelis	1,500	3,500	5,832	10,832	*
Edward Lewis	2,000	3,500	5,656	11,156	*
John E. Metzger	3,500	138,000	—	141,500	*
Richard L. Nolan	100	3,500	6,232	9,832	*
Brian C. Piwek	2,000	300,000	—	302,000	*
Maureen B. Tart-Bezer	2,000	3,000	1,815	6,815	*
All directors and named executive officers as a group (14 persons)	21,750,900	1,255,500	31,728	23,038,128	59.8

*	Less than 1%

(1)	The amounts shown include all purchase options granted under the Company’s stock option plans regardless of whether exercisable within sixty (60) days.

(2)
These shares represent the stock equivalent units accrued under the Company’s deferred compensation plan for non-employee directors. These share equivalents are subject to Common Stock market price fluctuations.

(3)
The association of Mrs. Baumeister and Mr. Barline with Helga and Christian Haub and with Tengelmann is set forth under “Item 1 — Election of Directors.” Mr. Christian W. E. Haub has shared voting and investment power over the shares owned by Tengelmann and they are therefore included in the number of shares beneficially owned by him. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. Erivan Haub and the same are not included herein.

(4)	Ms. Culligan resigned as an officer of the Company, from the Board of Directors and as an employee of the Company on December 19, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports with the SEC regarding their ownership of such Common Stock. Based on a review of the reports and written certifications provided to the Company, the Company believes that during Fiscal 2002, except as indicated in the following sentences, all such reports were filed on a timely basis. Mr. Metzger, an executive officer of the Company, inadvertently failed to file a Form 4 for a purchase of 1,000 shares of Common Stock on October 31, 2002. On March 31, 2003, Mr. Metzger filed a Form 5 with respect to such purchase.

THE BOARD OF DIRECTORS OF THE COMPANY

BOARD MEETINGS AND COMMITTEES

During Fiscal 2002, the Board of Directors held ten (10) meetings (two (2) by telephone) and committees thereof held thirty-six (36) meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which they served as members. The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Governance Committee.  The Audit Committee  and Compensation Committee are each composed of independent directors.

The Audit Committee, which held nineteen (19) meetings in Fiscal 2002 (eleven (11) by telephone), consists of Richard Nolan, as Chair, Bobbie Gaunt, Dan Kourkoumelis and Maureen Tart-Bezer. The Audit Committee (i) reviews annual financial statements prior to submission to the Board of Directors and reports thereon, (ii) reviews quarterly results prior to release, (iii) at its discretion, examines and considers matters relating to the internal and external audit of the Company’s accounts and financial affairs, (iv) recommends the employment of outside accountants, (v) determines the compensation of, and oversees, the outside accountants, and (vi) as appropriate, meets with Company personnel in the performance of its functions.

The Compensation Committee, which held five (5) meetings in Fiscal 2002, consists of Bobbie Gaunt, as Chair, John Barline and Rosemarie Baumeister. The Compensation Committee (i) except with respect to the Company’s CEO, establishes and approves salaries and salary increases and benefits where the median base annual compensation for the salary level is at least $200,000, (ii) recommends to the Board of Directors and interprets incentive plans, and (iii) serves as the committee to administer the employee stock option and long term incentive and share award plans.

The Governance Committee, which held one meeting in Fiscal 2002, consists of Dan Kourkoumelis, as Chair, Bobbie Gaunt, Edward Lewis and Richard Nolan. The Committee’s primary purpose is to (i) evaluate the performance of the members of the Board of Directors individually and as a group, (ii) act as a committee for the nomination of candidates for election to the Board of Directors, (iii) review and recommend any changes to the CEO’s compensation, (iv) recommend to the Board of Directors guidelines and policies for the corporate governance of the Company, and (v) oversee and recommend changes to the governance policies of the Company, examine the relationship between management and the Board of Directors and annually review the status of director compensation. In addition to the one (1) meeting reflected above, during the year there were numerous other ad hoc meetings of the Company’s outside directors, during which there were discussions related to governance. The Governance Committee considers director nominees recommended by stockholders. To submit a recommendation for the Company’s next annual meeting, to be held in July, 2004, please provide the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of such recommended nominee, to the Corporate Secretary of the Company by February 1, 2004.

BOARD OF DIRECTOR COMPENSATION

The Company does not pay directors who are also officers of the Company any additional compensation or benefits for serving on the Board of Directors. The Company pays non-employee directors an annual retainer of $32,000, plus an attendance fee of $1,000 for each Board of Directors meeting attended and $1,000 for each Committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two (2) compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Company pays the Chair of each Committee, except the Executive Committee, an additional $5,000 per year. Under the 1994 Stock Option Plan for Non-Employee Directors, non-employee directors are entitled to an initial stock option grant of 2,000 shares and an additional grant of 500 shares after each annual meeting thereafter. These shares vest in one-third increments on succeeding annual meeting dates.

Effective May 1, 1996, the Company revised the compensation program for its non-employee directors.  In conjunction therewith, the Company suspended the retirement plan pursuant to which directors, after serving five (5) years and attaining age seventy (70), were entitled upon retirement from the Board of Directors to an annual benefit equal to the highest annual retainer paid during their tenure (currently $32,000) for a period equal to their years of service up to fifteen (15) years. The directors had a one-time election to transfer the present value of their accrued benefits to the new plan. Under the Directors’ Deferred Payment Plan adopted May 1, 1996, the Company contributes to the deferred payment accounts of all directors with less than fifteen (15) years of service an amount equal to 75% of the current retainer. Up to all and at least 50% of these deferred payments will be credited to a Company common stock equivalent account. The balance, at the director’s election, in increments of 25% will be credited to a 10-year U. S. Treasury bond equivalent account. The directors are fully vested in their accounts. Accruals will be made to these accounts through the fifteenth anniversary of service on the Board of Directors. Upon termination from service as a director, the value of the Company common stock equivalent account will be determined using the final average market value of the Company’s shares for the prior 180 calendar days, inclusive of appreciation for the effect of dividends. The value of the bond equivalent account will be the sum of the credits and interest to the date of termination. Benefits will then be paid to the retired director equally over the subsequent 180 months or the length of service, whichever is shorter. However, in the event of death, benefits will continue to be paid to the director’s beneficiary for a maximum of ten (10) years, which includes any period of payment before death.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

A&P Properties Limited, a subsidiary of the Company, leases a store in Windsor, Ontario, Canada that sits on property of Tenga Capital Corporation, which is owned by Erivan and Helga Haub. The lease, which commenced in 1983, currently expires on October 31, 2013 and provides for four five (5) year renewal options. The base annual rental is CN$467,603 until October 31, 2003, when it decreases to CN$388,540.

The Company is a party to agreements granting Tengelmann and its affiliates the exclusive right to use the A&P® and Master Choice® trademarks in Germany and other European countries. The Company receives $100,000, the maximum annual royalty fee, each year under such agreements. The Company is also a party to agreements under which it purchased from Wissoll, an affiliate of Tengelmann, approximately $660,223 worth of the Black Forest line and Master Choice candy in Fiscal 2002.

The Company owns a jet aircraft which Tengelmann leases from the Company under a full cost reimbursement lease.  During Fiscal 2002, the annual amount Tengelmann was obligated to reimburse the Company for its use of the aircraft was $2,800,000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three (3) fiscal years to or for the account of Mr. Haub and the other five (5) Named Executive Officers.

SUMMARY COMPENSATION TABLE

Principal Position During Fiscal Year	Year	Annual Compensation		Long Term Compensation Awards	All Other Compensation ($)(1)

		Salary ($)	Bonus ($)	Securities Underlying Options/SARs(#)

Christian W. E. Haub	2002	752,000	—	—	37,962
Chairman, President & Chief Executive	2001	696,851	490,000	150,000	33,746
Officer	2000	660,000	112,475	82,500	32,744
Brian C. Piwek (2)	2002	372,462	291,000	100,000	44,152
President and Chief Executive Officer,	2001	289,375	195,000	75,000	825
A&P U.S.	2000	269,075	50,573	25,000	825
William P. Costantini	2002	355,000	93,220	—	23,287
Senior Vice President, General Counsel &	2001	343,077	136,640	50,000	14,221
Secretary	2000	283,460	33,550	25,000	2,026
Mitchell P. Goldstein	2002	340,000	90,760	20,000	20,479
Senior Vice President, Chief Financial	2001	303,122	150,000	50,000	13,384
Officer	2000	285,000	23,375	15,000	1,555
John E. Metzger	2002	305,000	179,071	—	19,189
Senior Vice President, Chief Information	2001	256,730	150,000	70,000	13,730
Officer	2000	210,000	17,331	9,000	3,185
Elizabeth Culligan (3)	2002	464,423	89,700	66,000	244,815
President & Chief Operating Officer	2001	500,000	330,000	—	11,900
	2000	67,307	—	200,000	—

(1)
Consists of, respectively, Company contributions to the Retirement/Savings Plan and related supplemental plan, and the cost for insurance, for 2002: Mr. Haub ($35,286 and $2,676); Mr. Costantini ($19,300 and $3,987); Mr. Goldstein ($18,485 and $1,994); Mr. Metzger ($17,115 and $2,074); and Ms. Culligan ($26,628 and $4,536). In addition, included for Ms. Culligan are severance payments of $174,039, interest paid on deferred compensation of $21,920 and payment for unused vacation time of $17,692.  Included in the amount reported for Mr. Piwek are insurance costs of $1,039, a tax preparation fee of $6,955 and relocation costs of $36,158.

(2)
Mr. Piwek was appointed President and Chief Executive Officer, A&P US on October 28, 2002. Prior to that, Mr. Piwek served as Chairman, President and Chief Executive Officer of The Great Atlantic & Pacific Company of Canada, Limited from April 1, 2002 through October, 2002 and Vice Chairman, President and Chief Executive Officer of The Great Atlantic & Pacific Company of Canada, Limited from February 2000 to April 1, 2002.

(3)	Ms. Culligan was hired on January 8, 2001 and resigned on December 19, 2002.

Employment and Termination Agreements

The Company is a party to employment agreements with each of Mr. Costantini, Mr. Goldstein and Mr. Piwek (the “Employment Agreements”) which provide for minimum base annual salaries of $355,000, $340,000 and $500,000, respectively. The Employment Agreements for Mr. Costantini, Mr. Goldstein and Mr. Piwek have initial termination dates of October 31, 2003, February 23, 2005 and November 10, 2005, respectively; provided, however, that each Employment Agreement provides for a rolling eighteen (18) month term commencing May 1, 2002 for Mr. Costantini, August 24, 2004 for Mr. Goldstein and May 11, 2004 for Mr. Piwek. The Employment Agreements also provide for participation in Company benefit programs (including bonus programs) and services, facilities and perquisites appropriate to their positions, including without limitation, the Executive Medical Plan.

Following termination other than for cause, permanent total disability, death or a resignation not for Good Reason and in the absence of a Change of Control (as such terms are defined in the Employment Agreements), each executive is entitled to receive (i) eighteen (18) equal monthly payments of one-twelfth of annual base salary plus average bonus and (ii) continued insurance coverage for such eighteen (18) month period. In addition, the Employment Agreements provide for a pro rata bonus for the year of termination.

Under the Change of Control provisions of the Employment Agreements, the separation pay is increased to three (3) times the executive’s final base salary plus the bonus amount and is payable in lump sum. Additionally, the insurance continuation is extended to three (3) years. These provisions apply to terminations without cause or resignations for Good Reason occurring within thirteen (13) months following a Change of Control and for any reason during the thirty (30) days beginning on the first anniversary of a Change of Control. The Employment Agreements also provide for gross-up payments to the executive in the event that any payment or distribution made, or benefit provided, to or for the benefit of the Employee is subject to an excise tax.

Ms. Culligan resigned as an officer and employee of the Company and a member of the Company’s Board of Directors as of December 19, 2002. Ms. Culligan became, in conjunction with her resignation, entitled to eighteen (18) months of severance benefits and other benefits provided under her employment agreement, which are the same as those indicated in the Employment Agreements above.

Option Tables

The following tables provide information with respect to stock options granted to the Named Executive Officers during Fiscal 2002 and the fiscal year-end value of options held by such officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in FY (2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)

Christian W. E. Haub	—	—	—	—	—
Brian C. Piwek	100,000	4.81	6.47	10/28/12	344,000
William P. Costantini	—	—	—	—	—
Mitchell P. Goldstein	20,000	0.96	27.78	02/25/12	305,400
John E. Metzger	—	—	—	—	—
Elizabeth Culligan	66,000	3.17	27.88	12/19/02	1,027,620

(1)	The options vest ratably over four (4) years beginning on the first anniversary of the grant date. All grants have a ten-year term.

(2)	Based on total grants during Fiscal 2002 of 2,080,715.

(3)
These values were calculated using the Black-Scholes option pricing model.  The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not generally true for the Company’s options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the market value of the Company’s stock at a future date. In addition to the stock prices at time of grants and exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted during Fiscal 2002, expected dividend yield of 0.0, expected stock price volatility of 47%, risk-free rate of return of 3.33% to 5.18% and a weighted average of seven (7) years from date of grant to date of exercise.  If the Named Executive Officers realize the grant date values shown in the table, such values will be less than 1% of the total stockholder appreciation.

Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Options/SARs at FY-End		Value of Unexercised In-the Money Options/SARs at FY-End($)(1)

Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

	(#)	($)	(#)	(#)	($)	($)
Christian W. E. Haub	—	—	302,500	210,000	—	—
Brian C. Piwek	—	—	56,249	193,751	—	—
William P. Costantini	—	—	12,500	62,500	—	—
Mitchell P. Goldstein	7,500	72,810	18,750	83,750	—	—
John E. Metzger	—	—	16,250	71,750	—	—
Elizabeth Culligan	—	—	27,500	—	—	—

(1)	Based on the closing price of the Common Stock on February 21, 2003 of $5.11.

PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35

$450,000	$202,500	$270,000	$270,000	$270,000	$270,000
500,000	225,000	300,000	300,000	300,000	300,000
550,000	247,500	330,000	330,000	330,000	330,000
600,000	270,000	360,000	360,000	360,000	360,000
650,000	292,500	390,000	390,000	390,000	390,000
700,000	315,000	420,000	420,000	420,000	420,000

The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under the SERP, except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that covers, among the Named Executive Officers, Mr. Piwek.

The compensation covered by SERP is base salary, the “Annual Salary” reflected in the Summary Compensation Table, computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten (10) years. The benefit is computed at the rate of 3% for up to twenty (20) years of service with a maximum benefit of up to 60% of such average base salary.  Estimated credited years of service at retirement for Mr. Piwek is fifteen (15) years.

PERFORMANCE GRAPH

The following performance graph compares the five-year cumulative total stockholder return (assuming reinvestment of dividends) of the Company’s Common Stock to the Standard & Poor’s 500 Index and the UBS Warburg Dillon Read Index of Supermarkets, which consists of the Company, Albertson’s, Inc., The Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc., as its peer group. The performance graph assumes $100 is invested in the Company’s Common Stock, the Standard & Poor’s 500 Index and the UBS Warburg Dillon Read Index on February 27, 1998, and that dividends paid during the period were reinvested to purchase additional shares.

(Company fiscal year ends--last Saturday in February)

Fiscal Year Ending	S&P 500	A&P	Peer Group

02/27/98	$100	$100	$100
02/26/99	$119	$105	$126
02/25/00	$130	$80	$69
02/23/01	$123	$36	$84
02/22/02	$109	$95	$83
02/21/03	$87	$18	$44

REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEES

The Company’s Compensation Committee approves the compensation of all executive officers and other key employees and acts as the Committee for the Company’s stock option and long-term incentive plans. The Governance Committee approves the compensation of the CEO.  The Compensation and Governance Committees operate pursuant to written charters which outline their respective duties and responsibilities.

Overview of Compensation Philosophy and Program

The Compensation Committee, which consists entirely of independent directors, establishes the salaries and other compensation of the executive officers and other key employees of the Company, including, with the exception of the CEO, the Named Executive Officers.  The Governance Committee is responsible for recommending and approving the compensation level of the CEO.

The Company’s executive compensation program consists of salaries, annual incentives and long-term incentive compensation. It is designed to:

•	for both the short and long-term, retain and motivate executive officers, compensate them competitively; and reward them for their contributions to the Company;
•	link each executive officer’s compensation to the performance of the Company and the leadership demonstrated by the individual executive; and
•	recognize consistently the level of performance with the appropriate level of compensation.

Evaluation of Executive Officer Performance in Fiscal 2002

Although the Compensation Committee considers “performance against” both financial and non-financial objectives to establish executive compensation levels, it does not rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the Company’s executives. There are three primary financial measures reviewed: sales; income before tax; and Return on Capital Employed (“ROCE”). In addition to these three financial measurements, the Compensation Committee considers the executives’ performance against the following:

•	achievement of operational excellence;
•	implementation of the business process initiatives;
•	reduction of costs;
•	identification and execution of profitable growth opportunities;
•	aligning and strengthening the organization through implementation of performance management; and
•	growing stockholder value through improving profitability, EPS growth and liquidity.

The Compensation Committee has concluded after a thorough review of the measurements that, notwithstanding the fact that executive management recently reorganized the Company and reduced overhead, most of the short-term financial objectives were not met.

Total Compensation

To establish target total compensation levels for the Company’s executives, the Compensation Committee considers competitive market total compensation. The Company periodically examines competitors’ pay practices to ensure that the Company’s compensation policies continue to enable it to attract outstanding new people with critical skill sets, and motivate and retain current valuable employees. The total compensation package for each executive consists of three (3) components: salary; an annual incentive; and a long-term incentive — a detailed discussion of each follows. The target salary and annual incentive levels are set at the median of the individual executive’s competitive peer group.

The Compensation Committee intends to continue its practice of compensating executives based on performance against designated goals and strategies -- Pay for Performance -- consistent with compensation practices throughout the Company.

Salaries

The Compensation Committee considers several criteria in establishing salaries for the Company’s executives, including the Named Executive Officers. Key factors affecting the Compensation Committee’s judgment include the nature and scope of the executives’ responsibilities, and their effectiveness in leading the Company’s initiatives. The Compensation Committee also considers the compensation practices and performances of other major corporations that are most likely to compete with the Company for the services of executives. In addition, business unit performance is a factor used to determine the salaries of executives with responsibility for business units.

Annual Incentive

The Company’s Annual Incentive Plan provided target annual incentive awards for Fiscal 2002 contingent upon the attainment of the following performance goals: sales; profitability; ROCE; and the executive’s individual performance objectives. Twenty percent of each executive’s incentive was based on the attainment of sales goals, 20% on the attainment of profit goals, 35% on the attainment of ROCE goals and 25% on achieving individual performance goals.

Long Term Incentive

The Company’s 1994 Stock Option Plan authorizes grants through March 17, 2004 of up to 1,500,000 shares for stock options and tandem or independent Stock Appreciation Rights (“SARs”). The 1998 Long Term Incentive Plan and Share Award Plan authorizes grants through July 13, 2008 of up to 5,000,000 shares for stock options, SARs, restricted stock and other stock based awards.

Discussion of Fiscal 2002 Compensation for the Chief Executive Officer

During Fiscal 2002, the Governance Committee, which is composed totally of independent directors, assumed responsibility for recommending the compensation level of the CEO.  In Fiscal 2002, the CEO did not receive a salary increase.  The CEO’s salary remains at the $752,000 annual rate that became effective October 1, 2001, with an annual performance incentive target of $409,000. Because of the financial performance of the Company, the CEO declined to receive an incentive award for Fiscal 2002.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and the five (5) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. The Company expects the salary and bonus of each Named Executive Officer for the 2003 fiscal year to be less than $1,000,000 and the compensation payable to such officers therefore should be fully deductible.  The Company’s 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

As a matter of practice, the Compensation Committee intends to set performance-based goals annually under the Company’s variable compensation plans and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if complying with Section 162(m) conflicts with what the Compensation Committee believes is in the best interest of the Company and its stockholders, the Committee may conclude that paying non-deductible compensation is more consistent with the stockholders’ best interests.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or the Governance Committee indicated below has ever been an officer or employee of the Company or any of its subsidiaries.

Compensation Committee

Bobbie Gaunt, Chair
John Barline
Rosemarie Baumeister

Governance Committee

Dan Kourkoumelis, Chair
Bobbie Gaunt
Edward Lewis
Richard Nolan

AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of Richard Nolan, as Chair, Bobbie Gaunt, Dan Kourkoumelis, Maureen Tart-Bezer all of whom are outside non-employee directors and who, as determined by the Board of Directors, meet the independence and experience requirements of the New York Stock Exchange.  The Audit Committee operates pursuant to a written charter which outlines its duties and responsibilities, a copy of which is attached as Appendix A to this proxy statement.

Report of the Audit Committee

In Fiscal 2002, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements starting with the financial statements for Fiscal 2002.  The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2002 and the performance and fees of PwC with management. The Audit Committee has also met and discussed with PwC (i) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, relating to the conduct of the audit and (ii) PwC’s independence. The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), confirming PwC’s independence. Lastly, the Audit Committee has met with the internal auditors to assure that PwC, management and the internal auditors were carrying out their respective responsibilities.  Both PwC and the internal auditors have full access to the Audit Committee, including regular meetings without management present.  Based on the review of the audited financial statements and the discussions and review with the independent public accountants mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal 2002 be included in the Company’s Annual Report on Form 10-K for Fiscal 2002.

Audit Committee

Richard Nolan, Chair
Bobbie Gaunt
Dan Kourkoumelis
Maureen Tart-Bezer

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Public Accountants

As previously disclosed by the Company in its current report on Form 8-K filed with the SEC on September 18, 2002, the Board of Directors, upon the recommendation of its Audit Committee, on September 11, 2002 authorized and approved the appointment of PwC to serve as the Company’s independent public accountants for Fiscal 2002, replacing Deloitte & Touche LLP (“D&T”).

D&T’s reports on the Company’s consolidated financial statements for Fiscal 2001 and for the fiscal year ended February 24, 2001 (“Fiscal 2000”) neither contained an adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles. During Fiscal 2001 and Fiscal 2000, and the period from February 24, 2002 through September 11, 2002, there were no disagreements with D&T on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to D&T’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years.

On September 10, 2002, D&T orally informed management of the Company that a reportable condition existed with respect to the Company’s internal controls relating to the timing of the recognition of certain vendor allowances, and on September 12, 2002, D&T informed management that on August 21, 2002 it had informed the Chair of the Audit Committee of the same reportable condition.  A reportable condition is defined under Generally Accepted Auditing Standards as a “matter coming to an auditor’s attention that represents significant deficiencies in the design or operation of internal controls that could adversely affect the entity’s ability to initiate, record, process and report financial data consistent with the assertions of management in the financial statements”.  The Company had previously disclosed that it conducted a review that related in part to certain irregularities relating to the timing of recognition of vendor allowances.  Such review considered internal control matters relating to vendor allowance accounting.  The Company’s restatement of its audited financial statements for the fiscal year ended February 26, 2000 and Fiscal 2000, and supplementary unaudited financial information for the first, second and third quarters of Fiscal 2001, as included in its annual report on Form 10-K for Fiscal 2001, resulted in part from that review.  The Company has authorized D&T to respond fully to inquiries of PwC concerning such reportable condition.

The Company provided D&T with a copy of these disclosures and D&T provided the Company with a letter addressed to the SEC dated September 18, 2002, stating its agreement with such statements.  A copy of D&T’s September 18, 2002 letter was filed as an exhibit to the Company’s current report on Form 8-K dated September 18, 2002, reporting the change in certifying accountant.  On September 24, 2002, the Company filed a Form 8-K/A, amending its Form 8-K filed on September 18, 2002.  The Form 8-K/A was comprised solely of a revised letter from D&T to the Company, which broadened the breadth of D&T’s concurrence with certain statements made by the Company in its Form 8-K filed on September 18, 2002.

During Fiscal 2001 and Fiscal 2000 and the period from February 24, 2002 through September 11, 2002, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors, upon the Audit Committee’s recommendation, has reappointed PwC, independent auditors, as the Company’s independent auditors for the fiscal year ending February 28, 2004.  One or more  representative(s) of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to questions.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audit of the Company’s annual financial statements for Fiscal 2002 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for Fiscal 2002 were approximately $1,200,000.

In addition, the Company paid D&T approximately $89,000 for professional services rendered in connection with its review of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of Fiscal 2002, which were also subsequently reviewed by PwC.

Financial Information Systems Design and Implementation Fees

PwC rendered no professional services to the Company for information technology services relating to the financial information systems design and implementations in Fiscal 2002.

All Other Fees

PwC rendered no professional services to the Company other than the services described above under “Audit Fees” for Fiscal 2002.

The aggregate fees billed by D&T for services rendered to the Company, other than services described above under “Audit Fees”, for Fiscal 2002, were approximately $258,000, including audit related services of approximately $181,000 and non-audit related services of approximately $77,000. Audit related services include fees for audits of employee benefit plans and, audits for German GAAP purposes. Non-Audit related services includes fees for reviews of tax returns, and tax consulting.

Relationship with Independent Auditors

As part of its duties, the Audit Committee also considered and determined that the provision of services, other than audit services, during Fiscal 2002 by PwC is compatible with maintaining the independence of PwC.

ITEM 2—STOCKHOLDER PROPOSALS

Stockholder Proposal No. 1 – Stockholder Vote on Poison Pills

Mr. John Chevedden, as legal proxy for Chris Rossi, P.O. Box 249, Boonville, CA 95415, who holds 1,705 shares of Common Stock, has notified the Company of his intention to propose the following resolution at the Annual Meeting:

“This topic won an average 60%-yes vote at 50 companies in 2002.

This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

Shareholder Vote on Poison Pills—Yes”

The Board of Directors, having considered this stockholder proposal, believes that it is not in the best interests of the Company’s stockholders and accordingly, recommends that you vote AGAINST the proposal for the following reasons:

The term “poison pill,” as used herein, refers to the type of stockholder rights plan that some companies adopt to hinder a hostile takeover of their company. The Company does not have a poison pill and it has no intention of adopting a poison pill at this time. To require the Company to obtain stockholder approval prior to adopting any poison pill, however, is unnecessary and impractical. It is the responsibility of the Board of Directors, which is elected annually by the stockholders, to adopt and maintain sound governance practices in order to protect and enhance stockholder value. The adoption of this proposal, in contrast, would create a situation that would inhibit the ability of current and future Boards of Directors to conduct a thorough analysis of, and thereafter evaluate and pursue, a potential transaction on a timely basis. Additionally, over 56% of the equity securities of the Company are held by one stockholder and, therefore, the possibility of a hostile takeover is implausible.

The persons named in the enclosed form of proxy have indicated they intend to vote AGAINST this proposal unless directed otherwise. In light of the above and because the Company has no current intention of adopting a poison pill, the Board of Directors recommends a vote AGAINST this stockholder proposal.

Stockholder Proposal No. 2 – Stockholder Vote on Annual Meeting Location

Mrs. Evelyn Y. Davis, 2600 Virginia Avenue, N.W. Suite 215, Washington, D.C. 20037, who holds 400 shares of Common Stock, has notified the Company of her intention to propose the following resolution at the Annual Meeting:

“Resolved: That the stockholders of Great A&P [sic] recommend that the Board of Directors take the necessary steps to rotate the annual meeting between Major [sic] cities such as New York, Philadelphia, Richmond, Boston, Baltimore and other large cities where the Company either does business (and/or has a large concentration of shareholders [sic]).

During [sic] 2002 the Company met on Nantucket Island, Mass. Which [sic] is very difficult to reach, unless one has a private plane to which the Board of Directors and senior officers have access.  Airline service otherwise is severely limited, as are other ways of public transportation.

During [sic] 2001 Rehoboth Beach, Delaware was the location for the annual meeting, which also has very limited public transportation.

Many major corporations meet in large accessible cities, including Xerox, A.T.T., Verizon, IBM, GE, J.P. Morgan Chase, and numerous others.  Great A&P [sic] should do the same.

If you agree, please mark your proxy for this [sic] resolution.”

The Board of Directors, having considered this stockholder proposal, believes that it is not in the best interests of the Company’s stockholders and accordingly, recommends that you vote AGAINST the proposal for the following reasons:

The Company’s by-laws provide that the annual meeting of stockholders shall be held at such date, time and place between the thirtieth day of June and the thirty-first day of July as fixed by the Board of Directors. The Board of Directors believes that it should retain the flexibility provided by the by-laws to determine the place of the annual meeting. In general, the Board of Directors seeks to rotate the place of the annual meeting between the various locations in which the Company has stores, and specifically, those locations where the Company either has a large cluster of stores or has a few prominent and valuable stores.  The Company encourages all stockholders to attend the annual meeting in person. In addition, by holding the meeting in a location which also has the Company’s assets, representatives of the Company and the stockholders are able to both attend the annual meeting and visit the stores at the same time.  Due to the number of stockholders it is inevitable that any place selected will be convenient for some stockholders and pose a conflict for others. The Board of Directors believes, however, that the flexibility provided by the by-laws serves the best interests of the Company and its stockholders, and that the Company should not be limited to specific annual meeting places such as those specified in the proposal.

The Board of Directors believes that this stockholder proposal, if adopted, would impede the Board of Directors’ ability to exercise its business judgment. The persons named in the enclosed form of proxy have indicated they intend to vote AGAINST this proposal unless directed otherwise. For the reasons indicated above, the Board of Directors recommends a vote AGAINST this stockholder proposal.

STOCKHOLDER PROPOSALS

The Company will consider including a stockholder’s proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for the fiscal year ending February 28, 2004 if it receives such proposal at the principal office of the Company no later than January 25, 2004. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-14(c), such proposal must be received by April 9, 2004.

OTHER MATTERS

No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

By Order of the Board of Directors

WILLIAM P. COSTANTINI
Senior Vice President, General Counsel
& Secretary

Dated: May 22, 2003

Each person solicited by this proxy statement, including any person who on May 22, 2003 is a beneficial owner of the Company’s Common Stock, may request a copy of the Company’s annual report on Form 10-K for the last fiscal year.

Such written requests should be directed to the Secretary of the Company at its address aforesaid.

APPENDIX A

AUDIT COMMITTEE CHARTER

I.	ORGANIZATION

There shall be a Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors each of whom, as determined and disclosed by the Board of Directors, (i) meet the independence requirements of the New York Stock Exchange (the “NYSE”) and the Securities Exchange Act of 1934, as amended (the “1934 Act”), as well as the rules and regulations thereunder, and (ii) have sufficient financial literacy to enable him/her to discharge the responsibilities of a Committee member. Additionally, at least one member of the Audit Committee shall be an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee shall comply with all applicable rules and regulations of the SEC and the NYSE.

The Audit Committee shall meet four times per year or more frequently as circumstances require and may ask members of management or others to attend meetings and provide pertinent information as necessary.

To carry out its duties, the Audit Committee shall have the authority to engage and obtain advice and assistance from outside legal, accounting and other advisors to the extent it deems necessary and shall receive appropriate funding, as determined in its sole judgment, from the Company for payment of compensation to any and all outside advisors employed by the Audit Committee and for ordinary administrative expenses necessary to carry out its duties.

II.	PURPOSE

The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent auditors, (iii) the performance of the Company’s internal audit function and the independent auditors, the system of internal financial and accounting controls established by management and the audit process, and (iv) compliance by the Company with legal and regulatory requirements. The Audit Committee shall provide an open avenue of communication between the internal auditors, the independent auditors, the Board of Directors and Company management.

It is not the responsibility of the Audit Committee to plan or conduct audits, to prepare the Company’s financial statements or to determine that the Company’s financial statements conform with generally accepted accounting principles (“GAAP”). Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s code of conduct. Management is responsible for assuring compliance with applicable laws and regulations and with the Company’s code of conduct.

III.	RESPONSIBILITIES

In carrying out its oversight responsibilities, the Audit Committee shall perform the following functions:

	A.	Relationship with Independent Auditors

The Audit Committee shall appoint a firm of certified public accountants to conduct the audits of the financial statements of the Company, and selected subsidiaries, for the fiscal year in which the firm is appointed. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the independent auditors and such independent auditors shall report directly to the Audit Committee. In fulfillment of such responsibilities, the Audit Committee shall:

	1.	Pre-approve all audit and permissible non-audit services of the independent auditors.

	2.	Meet with the independent auditors and financial management of the Company to review the scope and fees of the proposed audit for the current year and the planned audit procedures.

	3.	Be directly responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting.

	4.	Obtain from the independent auditors each year a formal written statement delineating all relationships between the independent auditors and the Company, periodically engage in a dialogue with the independent auditors regarding any relationships or services that may impact the objectivity and independence of the auditors, and recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to oversee and satisfy itself of the auditors’ independence.

	5.	Review and discuss with the independent auditors the Company’s annual audited financial statements and quarterly financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

	6.	Review with the independent auditors all critical accounting policies used by the Company, alternative accounting treatments discussed with management along with the potential ramifications of using those alternatives, and other written communications provided by the independent auditors to management, including a schedule of unadjusted audit differences.

B.	Oversight of Financial Reporting

In carrying out its responsibilities with respect to oversight of the Company’s financial reporting, the Audit Committee shall:

1.	Review and discuss with management the Company’s annual audited financial statements and quarterly financial statements prior to submission to the Board of Directors.

2.	Review the Annual Report on Form 10-K and the Proxy Statement prior to submission to the SEC.

3.	Meet separately, periodically, with management, with the internal auditors and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

C.	Internal Audit

In carrying out its responsibilities with respect to oversight of the Company’s internal audit function, the Audit Committee shall:

1.	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

2.	Receive quarterly, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

3.	Discuss with management and the internal auditors, the quality of and compliance with the Company’s internal controls.

D.	Legal and Regulatory Compliance

In carrying out its responsibilities with respect to oversight of the Company’s compliance with legal and regulatory requirements, the Audit Committee shall:

1.	Review and reassess on an annual basis, the adequacy of the Audit Committee’s charter and the Audit Committee’s performance.

2.	Issue annually a report to be included in the Company’s Proxy Statement as required by the rules of the SEC.

3.	Review with the Company’s Office of the General Counsel, legal matters that could have a significant impact on the Company’s financial statements.

E.	Reports to the Board

The Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each Audit Committee meeting with, the Board of Directors.

In addition to the responsibilities outlined above, the Audit Committee shall examine and consider such other matters in relation to the internal and external audit of the Company’s accounts and in relation to the financial affairs of the Company and its books of account as the Audit Committee determines to be desirable or as requested by the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA CO.

July 16, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
ACCOUNT NUMBER

- OR -	CONTROL NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

¯	Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.	¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “AGAINST” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

(1) ELECTION OF DIRECTORS					FOR	AGAINST	ABSTAIN
	NOMINEES		(2)	Stockholder proposal on Poison pills.	☐	☐	☐
☐ FOR ALL NOMINEES	☐	J. D. Barline		(THE DIRECTORS FAVOR A VOTE “AGAINST”)
	☐	R. Baumeister
☐ WITHHOLD AUTHORITY	☐	B. Gaunt	(3)	Stockholder proposal on Annual Meeting Location.	☐	☐	☐
FOR ALL NOMINEES	☐	C. W. E. Haub
	☐	H. Haub		(THE DIRECTORS FAVOR A VOTE “AGAINST”)
☐ FOR ALL EXCEPT	☐	D. Kourkoumelis
(See instructions below)	☐	E. Lewis	The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A&P Common Stock as of May 22, 2003.
	☐	R. L. Nolan
	☐	M. B. Tart-Bezer

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

■	■

■

CONFIDENTIAL VOTING INSTRUCTION FORM
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
SAVINGS PLAN
PRUDENTIAL TRUST COMPANY – TRUSTEE

I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 16, 2003, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised “FOR” item (1) and “AGAINST” items (2) and (3).

By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 22, 2003, and a copy of the Annual Report.

Please sign, date and return this form before July 8, 2003.  As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 8, 2003, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 16, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

¯	Please detach and mail in the envelope provided.	¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “AGAINST” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

(1) ELECTION OF DIRECTORS					FOR	AGAINST	ABSTAIN
	NOMINEES		(2)	Stockholder proposal on Poison pills.	☐	☐	☐
☐ FOR ALL NOMINEES	☐	J. D. Barline		(THE DIRECTORS FAVOR A VOTE “AGAINST”)
	☐	R. Baumeister
☐ WITHHOLD AUTHORITY	☐	B. Gaunt	(3)	Stockholder proposal on Annual Meeting Location.	☐	☐	☐
FOR ALL NOMINEES	☐	C. W. E. Haub
	☐	H. Haub		(THE DIRECTORS FAVOR A VOTE “AGAINST”)
☐ FOR ALL EXCEPT	☐	D. Kourkoumelis
(See instructions below)	☐	E. Lewis	The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A&P Common Stock as of May 22, 2003.
	☐	R. L. Nolan
	☐	M. B. Tart-Bezer

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

■	■

May 22, 2003

Dear Stockholder:

We are pleased to send you our 2002 Annual Report and 2003 Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Tuesday, July 16, 2003 at The Valhalla Inn, 1 Valhalla Road, Thunder Bay, Ontario, Canada.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices in Montvale, New Jersey or contact the A&P home page at www.aptea.com.

Sincerely,

WILLIAM P. COSTANTINI
Sr. Vice President, General Counsel
& Secretary

■

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
PROXY – FOR THE ANNUAL MEETING – JULY 16, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Meeting and Proxy Statement dated May 22, 2003, appoints CHRISTIAN W. E. HAUB, MITCHELL P. GOLDSTEIN and WILLIAM P. COSTANTINI, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (E.D.T.) July 16, 2003, at The Valhalla Inn, 1 Valhalla Road, Thunder Bay, Ontario, Canada, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ITEM (1) AND “AGAINST” ITEMS (2) AND (3), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(To be signed on Reverse Side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA CO.

July 16, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
ACCOUNT NUMBER

- OR -	CONTROL NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

¯	Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.	¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “AGAINST” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

(1) ELECTION OF DIRECTORS					FOR	AGAINST	ABSTAIN
	NOMINEES		(2)	Stockholder proposal on Poison pills.	☐	☐	☐
☐ FOR ALL NOMINEES	☐	J. D. Barline		(THE DIRECTORS FAVOR A VOTE “AGAINST”)
	☐	R. Baumeister
☐ WITHHOLD AUTHORITY	☐	B. Gaunt	(3)	Stockholder proposal on Annual Meeting Location.	☐	☐	☐
FOR ALL NOMINEES	☐	C. W. E. Haub
	☐	H. Haub		(THE DIRECTORS FAVOR A VOTE “AGAINST”)
☐ FOR ALL EXCEPT	☐	D. Kourkoumelis
(See instructions below)	☐	E. Lewis	The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A&P Common Stock as of May 22, 2003.
	☐	R. L. Nolan
	☐	M. B. Tart-Bezer

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

■	■